EXHIBIT 99.1

Company Contact:
Stephen A. Heit
800 524-2720, ext. 183
FOR IMMEDIATE RELEASE

CCA Industries, Inc., Reports 2015 Fiscal Year Results

RIDGEFIELD PARK, N.J., February 29, 2016 -- CCA Industries, Inc. (NYSE MKT: "CAW"), announced today its fourth quarter and full year results for the period ended November 30, 2015. The results can be found on the chart below.
Lance Funston, Chief Executive Officer of CCA Industries, Inc. said, “Fiscal 2015 was a transformative year for CCA. We have made substantial progress in restructuring CCA, which has caused temporary pain, but should lead to a healthier Company, and profitable fiscal 2016. We eliminated unprofitable products in fiscal 2015 that resulted in decreased sales; however remaining products have improved margins. Our work force was reduced from 37 to 20 personnel during fiscal 2015. The East Rutherford facility was sub-let for the remainder of the lease which further reduced overhead expenses. The Company had one-time exit costs of $1,276,477 as a result of leaving the East Rutherford facility. I believe the reduction from 81,000 sq. ft. to the current facility of 7,000 sq. ft. will prove more efficient in 2016. The reduction in staff should permit further reductions in office requirements in 2016.”
Mr. Funston added, “We have positioned the company’s overhead structure to enable it to return to profitability in 2016, even with reduced topline revenue. It’s certainly too early to uncork the Champagne, but management is encouraged by the unaudited preliminary results we have seen thus far in the first quarter of fiscal 2016.”
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus White,” toothpastes and teeth whiteners, “Bikini Zone,” medicated topical and shave gels, “Nutra Nail,” nail care treatments, “Scar Zone,” scar treatment products, “Sudden Change,” anti-aging skin care products, “Solar Sense,” sun protection products, and, “Pain Bust RII,” an analgesic product.
Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CCA INDUSTRIES, INC.

Three Months Ended
	November 30, 2015	November 30, 2014

Revenues	$ 4,082,133	$ 5,486,789

(Loss) from Continuing Operations	$ (1,712,328)	$ (3,676,099)
Income (Loss) on Discontinued Operations	$ (52,662)	$ (586,596)
Net Income (Loss)	$ (1,764,990)	$ (4,262,695)

Earning per Share:
Basic
Continuing Operations	$ (0.24)	$ (0.52)
Discontinued Operations	$ (0.01)	$ (0.08)
Earnings (Loss)	$ (0.25)	$ (0.60)

Earning per Share:
Diluted
Continuing Operations	$ (0.24)	$ (0.52)
Discontinued Operations	$ (0.01)	$ (0.08)
Earnings (Loss)	$ (0.25)	$ (0.60)

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,006,684	7,006,684

Twelve Months Ended
	November 30, 2015	November 30, 2014

Revenues	$ 24,789,555	$ 30,578,545

(Loss) from Continuing Operations	$ (3,256,632)	$ (2,803,428)
(Loss) Income on Discontinued Operations	$ 12,421	$ (5,996,041)
Net Loss	$ (3,244,211)	$ (8,799,469)

Earning per Share:
Basic
Continuing Operations	$ (0.46)	$ (0.40)
Discontinued Operations	$ (0.00)	$ (0.86)
(Loss)	$ (0.46)	$ (1.26)

Earning per Share:
Diluted
Continuing Operations	$ (0.46)	$ (0.40)
Discontinued Operations	$ (0.00)	$ (0.86)
(Loss)	$ (0.46)	$ (1.26)

Weighted Average Shares Outstanding:
Basic	7,006,684	7,006,684
Diluted	7,006,684	7,006,684